Exhibit 8.1

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
Agro-Vant	Israel
Bromine Compounds Ltd.,	Israel
Chemada Fine Chemicals Ltd.	Israel
Dead Sea Bromine Company Ltd.	Israel
Dead Sea Magnesium Ltd.	Israel
Dead Sea Periclase Fused Products Co.	Israel
Dead Sea Periclase Ltd.	Israel
Dead Sea Works Ltd.	Israel
Edom Mining and Development Ltd. (the operations were transferred to Rotem)	Israel
Fertilizers and Chemicals Ltd.	Israel
ICL Innovation Ltd	Israel
ICL Israel Ltd.	Israel
Industrial Chemical Equipment Ltd. (under liquidation)	Israel
InNegev Ltd.	Israel
Israel Light Metal Initiative Ltd.	Israel
Keter Tovala Ltd (the operations were transferred to Rotem)	Israel
M.M.M. Company United Landfill, Industries (1998), Ltd.	Israel
Mifalei Tovala Ltd.,	Israel
Novetide Ltd.	Israel
P.A.M.A. Ltd (Energy Resources Development)	Israel
Potassium Nitrate Ltd.	Israel
Revivim in the Bay Water Environment Ltd.	Israel
Rotem Amfert Negev Ltd.	Israel
Sherut Integrated transportation services 2013 Ltd.	Israel
Sherut Rail & Road Transportation Services 1990 Registered Partnership in Israel	Israel
Tami (IMI) Institute for R&D Ltd.	Israel
Tami Nano Innovation Lab Ltd. (under liquidation)	Israel
B.K. Giulini Argentina S.A	Argentina
Everris Australia Pty Ltd.	Australia
Fibrisol Service Australia Pty. Ltd.	Australia
Prolactal GmbH	Austria
ICL Belgium (Sales) N.V.	Belgium
ICL Belgium NV	Belgium
Bromisa Industrial e Commercial Ltda.	Brazil
ICL Brazil, Ltda.	Brazil
Rotem Do Brasil Ltda.	Brazil
Allana Potash Corp.	Canada

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

ICL Investment Co. Ltd.	China
Jiaxing I.C.L. Chemical Co. Ltd.	China
Lianyungang Dead Sea Bromine Co. Ltd	China
Shanghai Tari International Food Additive Co. Ltd.,	China
Sinobrom Compounds Co. Ltd.	China
Yunnan BK Giulini Tianchuang Phosphate Co. Ltd.,	China
Yunnan ICL YTH Phosphate Research and Technology Center Co. Ltd.	China
Yunnan Phosphate Haikou Co. Ltd.	China
Yunnan Tianchuang Science & Technology Co., Ltd.	China
Yunnan Yuntianhua Co., Ltd.	China
Zhangjiagang F.T.Z. ICL Trading Co.	China
Allana Potash Afar PLC (under liquidation)	Ethiopia
ICL Potash Ethiopia Plc.	Ethiopia
Nova Potash PLC (under liquidation)	Ethiopia
Rotem Manufacturing Private Limited Company	Ethiopia
ICL France Spécialités SAS	France
Hagesüd Interspice France S.A.R.L	France
Scora S.A.S.	France
Sofima SAS	France
B.K. Giulini GmbH	Germany
BKG Finance GmbH	Germany
BKG Finance Sup GmbH	Germany
Hagesüd Interspice Gewürzwerke GmbH	Germany
Hoyerman Chemie GmbH	Germany
ICL Deutschland Ludwigshafen GmbH	Germany
ICL Deutschland Vertriebs GmbH	Germany
ICL Fertilizers Deutschland GmbH	Germany
ICL Holding Beschraenkt Haftende O.H.G.	Germany
ICL Holding Germany GmbH	Germany
ICL IP Bitterfeld GmbH	Germany
ICL Ludwigshafen Service GmbH	Germany
ICL-IP Bitterfeld Grundbesitz GmbH & Co KG	Germany
Pulse-Tex GmbH	Germany
Turris Versicherungvermittlung GmbH	Germany

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

A.R.M. Ltd.,	Hong Kong
D.D.F.R Corporation Ltd.	Hong Kong
ICL Asia Ltd.	Hong Kong
ICL Trading (HK) Ltd.	Hong Kong
B.K. PA Private Limited	India
ICL Fertilizers (India) Private Ltd.	India
ICL Management and Trading India Private Limited	India
ICL Italia Treviso SRL,	Italy
ICL Italy Milano SRL	Italy
ICL Japan Ltd.	Japan
Everris Kenya Ltd.	Kenya
ICL Korea Ltd.	Korea
Everris Malaysia Sdn. Bhd	Malaysia
ICL Fosfatos y Aditivos de México S. A. de C.V.	Mexico
Tari International N.Z. Ltd.	New Zealand
ICL Polska S.p z.o.o	Poland
ICL Group Asia Pacific PTE. LTD	Singapore
ICL Slovakia	Slovakia
Landkem (Pty) Ltd.	South Africa
Absia SL	Spain
Agrocallejas Mediterranea, S.L Unipersonal	Spain
Everris Iberica Fertilizers S.L.	Spain
Fomento y Desarrollo Agrícola S.L	Spain
Fuentes Fertilizantes S.L.	Spain
Iberpotash S.A.	Spain
ICL Iberia Ltd. SCA	Spain
Logística de Fertilizantes Fuentes S.A	Spain
Sal Vesta Iberia S.L.	Spain
Trafico de Mercancías S.A.	Spain
Twincap Forsakrings A.B.	Sweden
ICL Swiss (Zug) GmbH	Swiss
Intracap Insurance Ltd	Switzerland
ICL Fertilizers Tanzania Limited	Tanzania

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

Amsterdam Fertilizers B.V.	The Netherlands
Ashli Chemicals (Holland) B.V.	The Netherlands
Everris International B.V.	The Netherlands
Finacil E.E.I.G. (European Economic Interest Grupen) (under liquidation)	The Netherlands
ICL Europe B.V.	The Netherlands
ICL Europe Coöperatief U.A.	The Netherlands
ICL Fertilizers Europe C.V.	The Netherlands
ICL Finance B.V.,	The Netherlands
ICL Potash Ethiopia BV (under liquidation)	The Netherlands
ICL Puriphos B.V.	The Netherlands
ICL-IP Terneuzen B.V	The Netherlands
Incap B.V.	The Netherlands
Rotem Kimyevi Maddeler Sanayi ve Ticaret A.S,	Turkey
Amega Sciences Holdings Ltd. (under liquidation)	UK
Amega Sciences Plc.	UK
Cleveland Potash Ltd.	UK
Constantine & Company (Export) Limited	UK
Everris Ltd.	UK
Fibrisol Service Ltd.	UK
ICL UK (Sales) Ltd.	UK
Nutrient Sciences Ltd.	UK
B.K. Mercosur S.A.	Uruguay
Everris NA, Inc.	USA
ICL Americas LLC	USA
ICL Finance Inc.	USA
ICL Group America Inc.	USA
ICL Specialty products Inc	USA
ICL Specialty Products North America Inc.	USA
ICL-IP America Inc.	USA